EXHIBIT 99.1

ICU Medical, Inc. Announces Institution of a New Stock Purchase Program

SAN CLEMENTE, Calif., July 24, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, announced that today its Board of Directors on July 18, 2008 authorized a new program to purchase up to an additional $40 million of its common stock. Actual purchases will depend on the stock price, prevailing market and business conditions and other considerations.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          Integrated Corporate Relations
          John F. Mills, Managing Director
          (310) 954-1100